UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2013

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21093

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01. Other Events

On October 2, 2013, Omega Healthcare Investors, Inc. (the “Company” or “Omega”) entered into an Underwriting Agreement with Jefferies LLC (“Jefferies”), as underwriter, pursuant to which the underwriter agreed to purchase 2,500,000 shares of the Company’s common stock, par value $0.10 per share (the “Underwriting Agreement”). In addition, the Company granted to Jefferies an option to purchase up to an additional 375,000 shares, which has since been exercised. Omega’s total net proceeds from the offering, after deducting the underwriting discounts and commissions and other estimated offering expenses, will be approximately $84,530,000. The offering is expected to close on or about October 7, 2013, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed up by the contracting parties.

The offered shares were registered under an existing automatic shelf registration statement on Form S-3 (Registration No. 333-179795) filed by Omega on February 29, 2012 with the Securities and Exchange Commission, including a prospectus supplement dated October 2, 2013 and filed with the Securities and Exchange Commission on October 3, 2013 pursuant to Rule 424(b)(2) under the Act.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Copies of the press releases announcing the offering and announcing the pricing of the offering are attached as Exhibits 99.1 and 99.2, respectively.

The estimated expenses in connection with the issuance and distribution of the shares are approximately $225,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement

5.1	Opinion of Bryan Cave LLP regarding the legality of the Common Stock being registered.

8.1	Opinion of Bryan Cave LLP

23.1	Consent of Bryan Cave LLP (contained in Exhibit 5.1)

23.2	Consent of Bryan Cave LLP (contained in Exhibit 8.1)

99.1	Press Release dated October 1, 2013

99.2	Press Release dated October 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC. (Registrant)

Dated: October 7, 2013	By:	/s/ Robert O. Stephenson
Robert O. Stephenson Chief Financial Officer